UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2018

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Executive Drive, Suite 340, West Orange, New Jersey 07052

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

In advance of management’s routine meetings with investors which occur from time to time, Lincoln Educational Services Corporation (the “Company”) has updated its previously issued guidance for 2018 as a result of its decision to cease operations, effective December 31, 2018, of the Lincoln College of New England (“LCNE”) campus at Southington, Connecticut.  LCNE results which were originally reported in the Healthcare and Other Professions segment will now be included in the Transitional segment as of September 30, 2018. Current 2018 guidance is as follows:

•	Management continues to expect that student starts for 2018 will increase by low single digits compared to the prior year excluding the Transitional segment;
•	Management continues to expect revenue to increase by low single digits, compared to the prior year excluding the Transitional segment;
•	Management continues to expect year-end population to be greater than that of the prior year excluding the Transitional segment;
•	Management now expects operating income for 2018 to range between $2.0 million and breakeven excluding the Transitional segment;
•	Management expects savings realized from the closure to enhance the prospects of achieving profitability in 2019.

The August 20, 2018 decision to close the campus follows the previously reported placement of LCNE on probation by the college’s institutional accreditor, the New England Association of Schools and Colleges (“NEASC”).  After evaluating alternative options, it was concluded that ceasing the campus operations was in the best interest of the organization and its students. Subsequent to formalizing the LCNE closure decision, the Company partnered with Goodwin College, another NEASC-accredited institution in the region, to assist students to complete their programs of study.  The majority of the LCNE students will continue their education at Goodwin College thereby limiting some of the Company’s closing costs.

The revenue, net loss and ending population of LCNE, as of December 31, 2017, were $8.4 million, $1.6 million, and 397 students, respectively.  The Company expects to record costs associated with the closure in 2018 in the range of $3.5 million to $4.5 million, including $2 million in connection with the termination of the LCNE campus lease which will be paid in equal monthly installments through January 2020 and approximately $700,000 of severance payments.

The Company expects to complete the teach-out and exit the LCNE campus by December 31, 2018.  As a result, the Company does not anticipate any operating statement impact in 2019 in connection with the LCNE campus.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2018

LINCOLN EDUCATIONAL SERVICES CORPORATION

	By:	/s/ Scott M. Shaw
Name: Scott M. Shaw
Title: Chief Executive Officer